Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Quarterly Report on Form 10-Q of LabOne, Inc. for the period ending March 31, 2003 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LabOne, Inc.

LabOne, Inc.

Date: May 14, 2003

By /s/ John W. McCarty
John W. McCarty, Executive V.P. and Chief
Financial Officer

A signed original of this written statement required by Section 906 has been provided to John W. McCarty and will be retained by John W. McCarty and furnished to the Securities and Exchange Commission or its staff upon request.